Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Summit Bancorp:

     We consent to incorporation by reference in Registration Statement No. 33-13930 on Form S-8, Registration Statement No. 33-36209 on Form S-8 Registration No. 33-38172 on Form S-8, Registration Statement No. 33-53870 on Form S-3, Registration Statement No. 33-58152 on Form S-3, Registration Statement No. 33-62972 on Form S-8, Registration Statement No. 33-54667 on Form S-8, Registration Statement No. 33-61353 on Form S-8, Registration Statement No. 333-02625 on Form S-8, Registration Statement No. 333-24159 on Form S-8, Registration Statement No. 333-35075 on Form S-8, Registration Statement No. 333-69119 on Form S-8, Registration Statement No. 333-71435 on Form S-3, Registration Statement No. 333-62009 on Form S-8, Registration Statement No. 333-75877 on Form S-3, Registration Statement No. 333-77155 on Form S-8, and Registration Statement No. 333-71877 on Form S-8 of Summit Bancorp of our report dated January 18, 2000, relating to the consolidated balance sheets of Summit Bancorp and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999 which report is incorporated by reference in the December 31, 1999 Annual Report on Form 10-K of Summit Bancorp.



/s/ KPMG LLP
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Short Hills, New Jersey
March 28, 2000